UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2007

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry Into a Material Definitive Agreement.

On March 9, 2007 DexCom, Inc. (the “Company”) closed the sale of $60 million aggregate principal amount of its 4.75% Convertible Senior Notes due 2027 (the “Notes”) to Piper Jaffray & Co. (the “Initial Purchaser”).  The closing of the sale of the Notes included the option to purchase $20 million principal amount that was exercised by the Initial Purchaser.

The Notes are governed by an indenture (the “Indenture”), between the Company and Wells Fargo Bank, National Association as trustee (the “Trustee”) dated March 9, 2007.  The description of the Notes and the Indenture in this report are summaries only, and are qualified in their entirety by the terms of the Notes and the Indenture, which are attached hereto as Exhibit 4.01, and incorporated herein by reference.

The Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), based on a conversion rate of 128.2051 shares of Common Stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of approximately $7.80 per share), subject to adjustments, at any time prior to the close of business on March 15, 2027.

The Notes bear interest at a rate of 4.75% per year.  Interest on the Notes is payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning September 15, 2007.  Interest on the Notes is computed on the basis of a 360-day year consisting of twelve 30-day months.

Holders of the Notes have the option to require the Company to repurchase their Notes in the event of certain specified fundamental changes, including a change of control.  The repurchase price is 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any.

The Company has the right to automatically convert the Notes if the closing price of its common stock exceeds 150% of the conversion price for at least twenty trading days during any thirty day period.  If such an automatic conversion occurs before March 15, 2010, the Company is required to pay additional interest in cash, or, at its option, in shares of its common stock.

In addition, the holders of the Notes may require the Company to repurchase the Notes for cash on March 15, 2012, March 15, 2017 and March 15, 2022 at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

In connection with the sale of the Notes, the Company entered into a registration rights agreement with the Initial Purchaser dated March 9, 2007 (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Company has agreed to use its reasonable efforts to cause to become effective within 180 days after the closing of the offering of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of common stock issuable upon conversion of the Notes.  The Company will use its reasonable efforts to keep the shelf registration statement effective until the earlier of two years after the closing of the offering of the Notes or such time as all of the Notes and the common stock issuable on the conversion of the Notes (i) cease to be outstanding, (ii) have been sold or otherwise transferred pursuant to an effective registration statement, (iii) have been sold or otherwise transferred pursuant to Rule 144 under circumstances in which any legend borne by the Notes or common stock relating to restrictions on transferability have been removed, (iv) are eligible to be sold pursuant to Rule 144(k) or any successor provision (but not Rule 144A) or (v) are otherwise freely transferable without restriction.  The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligations to register the resale of the Notes and the common stock issuable upon conversion of the Notes.  The description of the Registration Rights Agreement in this report is a summary only, and is qualified in its entirety by the terms of the Registration Rights Agreement, which is attached hereto as Exhibit 4.02, and incorporated herein by reference.

The Company estimates that the net proceeds from the offering, including proceeds resulting from the exercise of the Initial Purchaser’s option to purchase additional notes, will be approximately $57.6 million, after deducting discounts, commissions and estimated expenses.  The Company is using approximately $11.0 million of the net proceeds from the sale of the Notes to purchase issuer call spread options on its common stock under which it will have the right to purchase a number of shares of common stock equal to the number of shares underlying the $60 million principal amount of the Notes, at a strike price equal to the conversion price of the Notes.  The issuer call spread options have expiration dates that result in 25% of the call options expiring every six months for two years from the date of the offering.  Each of the four options caps the potential benefit to the Company at market prices, ranging from $9.00 for the option expiring in six months to $18.50 for the option expiring in two years.  The Company expects to use the remainder of the net proceeds of the offering for working capital and general corporate purposes.  The description of the call spread options in this report are summaries only, and are qualified in their entirety by the terms of the call spread options, which are attached hereto as Exhibit 10.01, and incorporated herein by reference.

Item 2.03:  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 9, 2007, the Company closed the sale of  $60 million aggregate principal amount of the Notes.

The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional terms and conditions of the Notes are contained in Item 1.01 and are incorporated herein by reference.

Item 3.02:  Unregistered Sale of Equity Securities.

On March 6, 2007, DexCom agreed to sell $40 million aggregate principal amount of the Notes to the Initial Purchaser in a private placement pursuant to exemptions from the registration requirements of the Securities Act.  The Purchase Agreement also granted the Initial Purchaser an option to purchase up to an additional $20 million aggregate principal amount of the Notes that was exercised by the Initial Purchaser.  On March 9, 2007, the Company closed the sale of the Notes.  The net proceeds from the offering, including $20 million aggregate principal amount of Notes pursuant to the Initial Purchaser’s exercise of the option with respect to such Notes, after deducting the Initial Purchaser’s discount and the estimated offering expenses payable by the Company, were approximately $57.6 million.  The Initial Purchaser received aggregate discounts and commissions of $1.95 million in connection with the offering of the Notes.

The Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), based on a conversion rate of 128.2051 shares of Common Stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of approximately $7.80 per share), subject to adjustments, at any time prior to the close of business on March 15, 2027.

Additional terms and conditions of the Notes are contained in Item 1.01 and are incorporated herein by reference.  DexCom offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  DexCom relied on these exemptions from registration based in part on representations made by the Initial Purchaser in the purchase agreement between the parties.

The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01:  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
4.01	Indenture, dated as of March 9, 2007, between DexCom, Inc. and Wells Fargo Bank, National Association as trustee (including form of 4.75% Convertible Senior Note due 2027).

4.02	Registration Rights Agreement, dated as of March 9, 2007, between DexCom, Inc. and Piper Jaffray & Co.

10.01	Issuer Call Option Confirmation Letters, dated as of March 9, 2007, between DexCom, Inc. and Capital Ventures International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven J. Kemper
Steven J. Kemper
Chief Financial Officer

Date: March 12, 2007

INDEX TO EXHIBITS

Item 9.01:  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
4.01	Indenture, dated as of March 9, 2007, between DexCom, Inc. and Wells Fargo Bank, National Association as trustee (including form of 4.75% Convertible Senior Note due 2027).

4.02	Registration Rights Agreement, dated as of March 9, 2007, between DexCom, Inc. and Piper Jaffray & Co.

10.01	Issuer Call Option Confirmation Letters, dated as of March 9, 2007, between DexCom, Inc. and Capital Ventures International.